UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-09585

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events.

On February 6, 2015, the U.S. Court of Appeals for the First Circuit, or the First Circuit, affirmed the dismissal by the U.S. District Court for the District of Massachusetts, or the District Court, of a previously disclosed complaint brought by alleged purchasers of the Company’s common stock, on behalf of themselves and persons or entities that purchased or acquired common stock of the Company between August 5, 2011 and October 31, 2012. The complaint related to two previously reported complaints that were filed on November 16 and 19, 2012 and alleged that the Company and certain of its officers violated federal securities laws in connection with disclosures related to the Company’s marketing and labeling of the Impella 2.5 product and sought damages in an unspecified amount. The District Court consolidated these complaints, and a consolidated amended complaint was filed by the plaintiffs on May 20, 2013. On July 8, 2013, the defendants filed a motion to dismiss the consolidated class action. On April 10, 2014, the District Court entered an order granting the defendants’ motion and dismissed the consolidated and amended complaint. The plaintiffs appealed to the First Circuit on July 16, 2014, and oral arguments were heard by the First Circuit on January 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Abiomed, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen
Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

Date: February 9, 2015